UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2018

CERES TACTICAL MACRO L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54284	27-3371689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:	(855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As of April 1, 2018, Ceres Tactical Macro L.P. (the “Registrant”) entered into an amendment (the “Amendment”) to the management agreement, dated as of January 22, 2016 (the “Management Agreement”), among the Registrant, Ceres Managed Futures LLC, a Delaware limited liability company (the “General Partner”), and Willowbridge Associates Inc., a Delaware corporation (the “Advisor”), pursuant to which the Advisor manages the portion of the Registrant’s assets allocated to it.

Pursuant to the Amendment, the monthly management fee payable to the Advisor is decreased to 1/12 of 1.25% (1.25% per year). In all other respects, the Management Agreement remains unchanged and of full force and effect.

A copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Amendment to the Management Agreement, dated as of April 1, 2018, among Ceres Managed Futures LLC, Ceres Tactical Macro L.P. and Willowbridge Associates Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL MACRO L.P.

By: Ceres Managed Futures LLC General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: April 2, 2018